Exhibit 99.1

MRC GLOBAL ANNOUNCES FIRST QUARTER 2014 RESULTS

Sales of $1,306 million

Net income of $24 million

Diluted EPS of $0.23 per share

Adjusted diluted EPS of $0.28 per share

Adjusted EBITDA of $84 million

Houston, TX – May 1, 2014 – MRC Global Inc. (NYSE: MRC), the largest global distributor, based on sales, of pipe, valves and fittings (PVF) and related products and services to the energy industry, today announced first quarter 2014 results.

The company’s sales were $1,306 million for the first quarter of 2014, which are unchanged from the first quarter of 2013 and 3% lower than the fourth quarter of 2013. Net income for the first quarter of 2014 was $23.5 million, or $0.23 per diluted share, compared to a first quarter 2013 net income of $46.2 million, or $0.45 per diluted share.

Adjusted diluted earnings per share (EPS) for the first quarter of 2014 was $0.28 per diluted share and excludes the impact of a $5.0 million after-tax charge ($0.05 per diluted share) related to the sale of the company’s progressive cavity pump (PCP) distribution and servicing business in Canada. There were no adjustments to the first quarter of 2013 diluted EPS of $0.45 per diluted share. Please refer to the reconciliation of adjusted net income (a non-GAAP measure) to net income (a GAAP measure) included in this release.

Andrew R. Lane, MRC Global’s chairman, president and chief executive officer, stated, "As we previously discussed, inclement weather negatively impacted first quarter 2014 sales in some regions of the U.S. in January and February. However, we saw an increase in activity late in the quarter, which contributed to organic growth in the upstream sector across all segments. The outlook for the remainder of 2014 is encouraging. Our backlog at the end of the first quarter was $1.03 billion, an all-time record for our company.” Mr. Lane also commented, “We are pleased to have completed the acquisition of Stream in the first quarter and are looking forward to their contributions to MRC Global.”

MRC Global’s first quarter 2014 gross profit of $232.1 million declined to 17.8% of sales from first quarter 2013 gross profit of $246.6 million, or 18.9% of sales. The 110 basis point decline reflected the impact of deflation in the company’s line pipe product group as well as the company’s last-in, first-out (LIFO) inventory costing methodology. First quarter 2014 gross profit reflected a charge of $1.3 million in cost of sales relating to the use of the LIFO method of inventory cost accounting, while the first quarter of 2013 reflected a benefit of $3.1 million.

Selling, general and administrative (SG&A) expenses were $171.4 million for the first quarter of 2014 compared to $160.8 million in the same period of 2013.  The increase included $18 million of incremental expense from the acquisitions of Stream AS (Stream) in January 2014 as well as Flangefitt Stainless Ltd. (Flangefitt) and Flow Control Products (Flow Control) in the second half of 2013. Excluding these acquisitions, SG&A was down $7.4 million in the first quarter of 2014 compared to the first quarter of 2013 primarily due to the disposition of the PCP distribution and servicing business in Canada.

Adjusted EBITDA was $84.0 million for the first quarter of 2014 compared to $103.9 million for the same period in 2013.  Please refer to the reconciliation of adjusted EBITDA (a non-GAAP measure) to net income (a GAAP measure) in this release.

Interest expense for the first quarter of 2014 was $15.1 million as compared to $15.3 million in the first quarter of 2013. The benefit of the repricing of the Senior Secured Term Loan B in November 2013 was partially offset by higher average debt balances in the first quarter of 2014 related to the acquisition of Stream.

Sales by Segment

U.S. sales in the first quarter of 2014 were down 1.8% to $948.0 million from the same quarter in 2013. The decline was attributable to reduced line pipe sales as a result of lower line pipe pricing and reduced customer capital spending including the impact of inclement weather in the company’s Eastern region in the first quarter of 2014. This decline was partially offset by an increase in the company’s other product lines as well as $5.6 million of sales related to the company’s July 2013 acquisition of Flow Control. From a sector perspective, the U.S. experienced organic growth in the upstream and downstream sectors of 2.8% and 1.0%, respectively.

Canadian sales in the first quarter of 2014 were $166.2 million, down 18.7% from the same quarter in 2013. The decline was primarily attributable to the sale of the PCP distribution and servicing business, which reduced sales by $23 million. The remaining 7.4% reduction in sales was due to a decline in the Canadian dollar relative to the U.S. dollar.

International sales in the first quarter of 2014 were $191.5 million, an increase of 41.9% from the same period in 2013. The increase was due primarily to sales from Stream and Flangefitt of $64.3 million for the first quarter of 2014. Organically, excluding the decline in the Australian dollar compared to the U.S. dollar, International sales remained relatively flat when comparing first quarter of 2014 to first quarter of 2013.

Sales by Sector

Upstream sales in the first quarter of 2014 increased 9.7% from the first quarter of 2013 to $634.8 million, or 49% of total sales. The improvement in upstream sales was substantially attributable to the acquisitions completed in 2013 and 2014, as well as organic growth of 2.0%, partially offset by the sale of the PCP distribution and servicing business in Canada.

Midstream sales in the first quarter of 2014 decreased 11.1% from the first quarter of 2013 to $307.4 million, or 23% of total sales. Sales to both transmission and gas utility customers were down by 16.9% and 1.6%, respectively. Reduced midstream sales were influenced by lower line pipe activity in the U.S.

Downstream sales in the first quarter of 2014 decreased 4.6% from the first quarter of 2013 to $363.5 million, or 28% of total sales. The company experienced weak market conditions in the Canadian and International segments, partially offset by modest growth in the U.S.

Balance Sheet

Debt outstanding was $1,314 million at March 31, 2014, an increase of $327.4 million during the first quarter of 2014, primarily due to the acquisition of Stream. Cash used in operations was $74.3 million during the first quarter of 2014 primarily due to timing of receivables collections and an increase in inventory purchases in anticipation of increased sales levels.

Calendar Year 2014 Guidance

MRC Global’s expected full year 2014 results, excluding the impact of any future acquisitions, is unchanged from last quarter, as presented below.

	Low	High
Sales	$5.5 billion	$5.8 billion
Adjusted EBITDA	$ 400 million	$ 450 million
Tax rate	35%	36%
Capital expenditures	$25 million	$30 million
Cash flow from operations	$175 million	$ 200 million

Conference Call

The Company will hold a conference call to discuss its first quarter 2014 results at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on May 2, 2014.  To participate in the call, please dial (480) 629-9692 and ask for the MRC Global conference call at least 10 minutes prior to the start time. To access the conference call live over the Internet, please log onto the web at http://www.mrcglobal.com and go to the “Investor Relations” page of the company’s website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live call, a replay will be available through May 16, 2014 and may be accessed by dialing (303) 590-3030 and using pass code 4673664#.  Also, an archive of the webcast will be available shortly after the call at http://www.mrcglobal.com for 90 days.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global, a Fortune 500 company, is the largest global distributor, based on sales, of pipe, valves and fittings (PVF) and related products and services to the energy industry and supplies these products and services across each of the upstream, midstream and downstream sectors. More information about MRC Global can be found on our website mrcglobal.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “expected”, “looking forward”, “guidance” and similar expressions are intended to identify forward-looking statements.

Statements about the company’s business, including its strategy, its industry, the company’s future profitability, the company’s guidance on its sales, adjusted EBITDA, tax rate, capital expenditures and cash flow, growth in the company’s various markets and the company’s expectations, beliefs, plans, strategies, objectives, prospects and assumptions are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond our control, including the factors described in the company’s SEC filings that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.

These risks and uncertainties include (among others) decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; increased usage of alternative fuels, which may negatively affect oil and natural gas industry expenditure levels; U.S. and international general economic conditions; the company’s ability to compete successfully with other companies in MRC Global’s industry; the risk that manufacturers of the products the company distributes will sell a substantial amount of goods directly to end users in the industry sectors the company serves;  unexpected supply shortages;

cost increases by the company’s suppliers; the company’s lack of long-term contracts with most of its suppliers; suppliers’ price reductions of products that the company sells, which could cause the value of the company’s inventory to decline;  decreases in steel prices, which could significantly lower MRC’s profit;  increases in steel prices, which the company may be unable to pass along to its customers which could significantly lower its profit; the company’s lack of long-term contracts with many of its customers and the company’s lack of contracts with customers that require minimum purchase volumes;  changes in the company’s customer and product mix;  risks related to the company’s customers’ creditworthiness; the potential adverse effects associated with integrating acquisitions into the company’s business and whether these acquisitions will yield their intended benefits;  the success of the company’s acquisition strategies; the company’s significant indebtedness;  the dependence on the company’s subsidiaries for cash to meet its debt obligations;  changes in the company’s credit profile;  a decline in demand for certain of the products the company distributes if import restrictions on these products are lifted; environmental, health and safety laws and regulations and the interpretation or implementation thereof; the sufficiency of the company’s insurance policies to cover losses, including liabilities arising from litigation;  product liability claims against the company;  pending or future asbestos-related claims against the company;  the potential loss of key personnel;  interruption in the proper functioning of the company’s information systems;  loss of third-party transportation providers;  potential inability to obtain necessary capital;  risks related to adverse weather events or natural disasters; impairment of our goodwill or other intangible assets;  changes in tax laws or adverse positions taken by taxing authorities in the countries in which the company operates;  adverse changes in political or economic conditions in the countries in which the company operates; exposure to U.S. and international laws and regulations, including the Foreign Corrupt Practices Act and the U.K. Bribery Act and other economic sanction programs;  risks relating to ongoing evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act;  the impact on us of the SEC’s move toward convergence with IFRS; and the occurrence of cyber security incidents.

For a discussion of key risk factors, please see the risk factors disclosed in the company’s SEC filings, which are available on the SEC’s website at www.sec.gov and on the company’s website, www.mrcglobal.com. Our filings and other important information are also available on the Investor Relations page of our website at www.mrcglobal.com.

Undue reliance should not be placed on the company’s forward-looking statements. Although forward-looking statements reflect the company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

Contact:

Monica Schafer Vice President Investor Relations
MRC Global Inc.
Monica.Schafer@mrcglobal.com
832-308-2847

MRC Global Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash	$ 30,140	$ 25,188
Accounts receivable, net	904,838	812,147
Inventories, net	1,053,594	971,567
Other current assets	36,895	37,091
Total current assets	2,025,467	1,845,993

Other assets	27,568	30,473

Property, plant and equipment, net	120,650	118,923

Intangible assets:
Goodwill, net	779,513	632,284
Other intangible assets, net	767,122	708,009

	$ 3,720,320	$ 3,335,682

Liabilities and stockholders' equity
Current liabilities:
Trade accounts payable	$ 535,842	$ 550,393
Accrued expenses and other current liabilities	150,118	124,925
Deferred income taxes	77,686	78,844
Current portion of long-term debt	7,935	7,935
Total current liabilities	771,581	762,097

Long-term obligations:
Long-term debt, net	1,306,292	978,899
Deferred income taxes	256,566	241,116
Other liabilities	19,750	15,302

Commitments and contingencies

Stockholders' equity:
Common stock, $0.01 par value per share: 500,000 shares authorized, 101,944 and
101,913 issued and outstanding, respectively	1,019	1,019
Preferred stock, $0.01 par value per share; 100,000 shares authorized,
no shares issued and outstanding	-	-
Additional paid-in capital	1,646,421	1,644,406
Retained deficit	(243,215)	(266,735)
Accumulated other comprehensive loss	(38,094)	(40,422)
	1,366,131	1,338,268
	$ 3,720,320	$ 3,335,682

MRC Global Inc.

Condensed Consolidated Statements of Income (Unaudited)

(Dollars in thousands, except per share amounts)

	Three Months Ended
	March 31,	March 31,
	2014	2013

Sales	$ 1,305,679	$ 1,305,100
Cost of sales	1,073,547	1,058,529
Gross profit	232,132	246,571

Selling, general and administrative expenses	171,389	160,757
Operating income	60,743	85,814

Other income (expense):
Interest expense	(15,148)	(15,302)
Change in fair value of derivative instruments	(3,563)	567
Other, net	(5,310)	116

Income before income taxes	36,722	71,195
Income tax expense	13,202	25,012
Net income	$ 23,520	$ 46,183

Basic earnings per common share	$ 0.23	$ 0.45
Diluted earnings per common share	$ 0.23	$ 0.45
Weighted-average common shares, basic	101,924	101,609
Weighted-average common shares, diluted	102,738	102,426

MRC Global Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Three Months Ended
	March 31,	March 31,
	2014	2013

Operating activities
Net income	$ 23,520	$ 46,183
Adjustments to reconcile net income to net cash (used in) provided by operations:
Depreciation and amortization	5,177	5,392
Amortization of intangibles	15,730	13,243
Equity-based compensation expense	1,808	1,920
Deferred income tax benefit	(6,809)	(4,017)
Amortization of debt issuance costs	1,352	1,446
Increase (decrease) in LIFO reserve	1,315	(3,072)
Change in fair value of derivative instruments	3,563	(567)
Provision for uncollectible accounts	244	(907)
Foreign currency gains	(1,636)	(184)
Other non-cash items	783	572
Changes in operating assets and liabilities:
Accounts receivable	(39,335)	11,937
Inventories	(46,141)	12,581
Income taxes payable	22,013	25,198
Other current assets	4,934	(6,987)
Accounts payable	(45,696)	83,484
Accrued expenses and other current liabilities	(15,140)	(11,815)
Net cash (used in) provided by operations	(74,318)	174,407

Investing activities
Purchases of property, plant and equipment	(1,957)	(4,890)
Proceeds from the disposition of property, plant and equipment	551	52
Acquisitions, net of cash acquired	(247,201)	-
Other investment and notes receivable transactions	(734)	295
Net cash used in investing activities	(249,341)	(4,543)

Financing activities
Payments on revolving credit facilities	(451,808)	(544,460)
Proceeds from revolving credit facilities	781,114	365,167
Payments on long-term obligations	(1,984)	(1,625)
Debt issuance costs paid	(90)	(173)
Proceeds from exercise of stock options	329	1,459
Tax (expense) benefit on stock options	(9)	451
Net cash provided by (used in) financing activities	327,552	(179,181)

Increase (decrease) in cash	3,893	(9,317)
Effect of foreign exchange rate on cash	1,059	(352)
Cash -- beginning of period	25,188	37,090
Cash -- end of period	$ 30,140	$ 27,421

MRC Global Inc.

Supplemental Information (Unaudited)

Reconciliation of Adjusted Net Income to Net Income

(Dollars in thousands, except per share amounts)

Three Months Ended
March 31, 2014
	Net Income	Per Share
Net income	$ 23,520	$ 0.23
Loss on sale of Canadian PCP business (1)	5,012	0.05
Adjusted Net Income	$ 28,532	$ 0.28

Note to above:

(1)	Charge related to the sale of our progressive cavity pump distribution and servicing business in Canada.

There were no adjustments to net income for the three months ending March 31, 2013.

The company presents adjusted net income and adjusted net income per share because the company believes these measures are useful indicators of what the company’s net income and net income per share would have been without the impact of these events being included and believes that many analysts and investors will want to know this information when comparing the company’s results against the results of other companies. Adjusted net income and adjusted net income per share, however, do not represent and should not be considered as an alternative to net income and net income per share calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP). Because adjusted net income and adjusted net income per share do not account for certain expenses, its utility as a measure of our performance has material limitations. Because of these limitations, management does not view adjusted net income and net income per share in isolation or as a primary performance measure and also uses other measures, such as net income and net income per share, to measure performance.

MRC Global Inc.

Supplemental Information (Unaudited)

Reconciliation of Adjusted EBITDA to Net Income

(Dollars in millions)

	Three Months Ended
	March 31,	March 31,
	2014	2013
Net income	$ 23.5	$ 46.2
Income tax expense	13.2	25.0
Interest expense	15.1	15.3
Depreciation and amortization	5.2	5.4
Amortization of intangibles	15.7	13.2
Increase (decrease) in LIFO reserve	1.3	(3.1)
Change in fair value of derivative instruments	3.6	(0.6)
Equity-based compensation expense	1.8	1.9
Loss on sale of Canadian PCP business	6.2	-
Foreign currency gains	(1.6)	(0.2)
Other expense	-	0.8
Adjusted EBITDA	$ 84.0	$ 103.9

Note to above:

The company defines Adjusted EBITDA as net income plus interest, income taxes, depreciation and amortization, amortization of intangibles, and certain other expenses (such as gain/losses on the early extinguishment of debt, changes in the fair value of derivative instruments and goodwill impairment) and plus or minus the impact of its LIFO inventory costing methodology.  The company presents Adjusted EBITDA because the company believes Adjusted EBITDA is a useful indicator of the company’s operating performance. Among other things, Adjusted EBITDA measures the company’s operating performance without regard to certain non-recurring, non-cash or transaction-related expenses.  Adjusted EBITDA, however, does not represent and should not be considered as an alternative to net income, cash flow from operations or any other measure of financial performance calculated and presented in accordance with GAAP. Because Adjusted EBITDA does not account for certain expenses, its utility as a measure of the company’s operating performance has material limitations. Because of these limitations, the company does not view Adjusted EBITDA in isolation or as a primary performance measure and also uses other measures, such as net income and sales, to measure operating performance.  See the Company's Annual Report filed on Form 10-K for a more thorough discussion of the use of Adjusted EBITDA.

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